UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 19, 2012, Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype Imaging”), announced the completion of its acquisition of Bitstream Inc., a Delaware corporation (“Bitstream”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 10, 2011, by and among Monotype Imaging, Bitstream and Birch Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Monotype Imaging (the “Merger Subsidiary). In accordance with the Merger Agreement, the Merger Subsidiary was merged with and into Bitstream, terminating the separate corporate existence of the Merger Subsidiary, with Bitstream continuing as the surviving corporation of the merger and a wholly-owned subsidiary of Monotype Imaging (the “Merger”). On March 14, 2012, Bitstream distributed to its existing stockholders all of the shares of common stock of Marlborough Software Development Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Bitstream, which owns, controls and operates Bitstream’s Bolt and Pageflex businesses (the “Spin-Off”).

Each share of Bitstream’s common stock outstanding at the effective time of the Merger was converted into the right to receive approximately $4.362 in cash, without interest, as specified in the Merger Agreement (the “Per Share Merger Consideration”). Each Bitstream restricted stock award outstanding immediately prior to the consummation of the Merger was accelerated in full, cancelled and converted into the right to receive the Per Share Merger Consideration. Each option to acquire Bitstream common stock outstanding immediately prior to the consummation of the Merger (as adjusted in connection with the Spin-Off) was accelerated in full, cancelled and converted into the right to receive the Per Share Merger Consideration less the exercise price of such outstanding option.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide information regarding its terms and is not intended to modify or supplement any factual disclosures about Monotype Imaging or Bitstream in Monotype Imaging’s or Bitstream’s public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to Monotype Imaging and Bitstream. The representations and warranties in the Merger Agreement may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto, which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 19, 2012, Monotype Imaging issued a press release announcing, among other things, the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 10, 2011, among Bitstream Inc., Monotype Imaging Holdings Inc. and Birch Acquisition Corporation (incorporated by reference from the Current Report on Form 8-K filed by Monotype Imaging Holdings Inc. on November 10, 2011).*

99.1	Press Release, dated March 19, 2012, of Monotype Imaging Holdings Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Monotype Imaging hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

Date: March 19, 2012	By:	/s/ Scott E. Landers
Scott E. Landers
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT LIST

Exhibit

2.1	Agreement and Plan of Merger, dated as of November 10, 2011, among Bitstream Inc., Monotype Imaging Holdings Inc. and Birch Acquisition Corporation (incorporated by reference from the Current Report on Form 8-K filed by Monotype Imaging Holdings Inc. on November 10, 2011).*

99.1	Press Release, dated March 19, 2012, of Monotype Imaging Holdings Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Monotype Imaging hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.